Exhibit 99.1

FlexShopper to Report $58.2 million in Gross Lease Originations for 2018, Ahead of Guidance and Up 45.8% from 2017

BOCA RATON, Fla., January 7, 2019 (GLOBE NEWSWIRE) FlexShopper, Inc. (Nasdaq:FPAY) (“FlexShopper” or the “Company”), a leading national online lease-to-own (“LTO”) retailer and LTO payment solution provider, today announced that it expects to record year-over-year lease origination growth in 2018, with gross lease originations increasing 45.8% to $58.2 million from $40.0 million in 2017 and beating guidance by approximately $6 million.

FlexShopper is pleased to share the additional following preliminary data points regarding 4th Quarter 2018 business activity:

●	Gross lease originations increased 28.1% to $13.2 million in December 2018 from $10.3 million in December 2017.

●	Gross lease originations increased 44.2% to $27.4 million in Q4 2018 from $19.0 million in Q4 2017.

Management Commentary

Brad Bernstein, CEO, stated, “We had a strong finish to the year with a great holiday season, soundly beating gross lease origination guidance by approximately $6 million. Our growing repeat business, optimized direct-to-consumer growth and retail channel growth have enabled us to reach a critical mass of originations that puts us on a path to profitability in 2019. Our originations provide the foundation for our next 12 months’ revenues, gross profits and cash flows and thus we are well-positioned for continued growth in these key financial metrics in 2019.”

Preliminary Results

FlexShopper has not completed preparation of its financial statements for the fourth quarter or full year of 2018.  The gross lease originations presented for Q4 2018 and for the year ended December 31, 2018 are preliminary and unaudited and are thus inherently uncertain and subject to change as we complete our financial results for Q4 2018.  FlexShopper is in the process of completing its customary year-end close and review procedures as of and for the year ended December 31, 2018, and there can be no assurance that final results for this period will not differ from these estimates.  During the course of the preparation of consolidated financial statements and related notes as of and for the year ended December 31, 2018, FlexShopper or its independent registered public accountants may identify items that could cause final reported results to materially differ from the preliminary financial estimates presented herein.

About FlexShopper

FlexShopper is a leader in the virtual lease-to-own (“LTO”) market, which represents transactions occurring outside of traditional brick and mortar rent-to-own stores. Since December 2013, we have developed a business that provides brand name electronics, home furnishings and other durable goods to consumers on an LTO basis through an e-commerce marketplace and patented LTO payment method. FlexShopper also provides LTO technology platforms to retailers and e-retailers to facilitate transactions with consumers who want to acquire their products, but do not have sufficient cash or credit. FlexShopper approves consumers utilizing its proprietary consumer screening model, collects from consumers under an LTO contract and funds the LTO transactions by paying merchants for the goods.

Forward-Looking Statements

All statements in this release that are not based on historical fact are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations, can generally be identified by the use of forward-looking terms such as “believe,” “expect,” “may,” “will,” “should,” “could,” “seek,” “intend,” “plan,” “goal,” “estimate,” “anticipate,” or other comparable terms. Examples of forward-looking statements include, among others, statements we make regarding the expansion of our lease-to-own program; expectations concerning our partnerships with retail partners; investments in, and the success of, our underwriting technology and risk analytics platform; our ability to collect payments due from customers; preliminary and expected future operating results and; expectations concerning our business strategy. Forward-looking statements involve inherent risks and uncertainties which could cause actual results to differ materially from those in the forward-looking statements, as a result of various factors including, among others, the following: our limited operating history, limited cash and history of losses; our ability to obtain adequate financing to fund our business operations in the future; the failure to successfully manage and grow our FlexShopper.com e-commerce platform; our ability to maintain compliance with financial covenants under our credit agreement; our dependence on the success of our third-party retail partners and our continued relationships with them; our compliance with various federal, state and local laws and regulations, including those related to consumer protection; the failure to protect the integrity and security of customer and employee information; and the other risks and uncertainties described in the Risk Factors and in Management’s Discussion and Analysis of Financial Condition and Results of Operations sections of our Annual Report on Form 10-K and subsequently filed Quarterly Reports on Form 10-Q. The forward-looking statements made in this release speak only as of the date of this release, and FlexShopper assumes no obligation to update any such forward-looking statements to reflect actual results or changes in expectations, except as otherwise required by law.

IR Contacts:

FlexShopper Contact:
Jeremy Hellman
Senior Associate
The Equity Group
212-836-9626
jhellman@equityny.com

FlexShopper, Inc.
Investor Relations
ir@flexshopper.com
FlexShopper, Inc.

FlexShopper, Inc.